UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

EVERGREEN CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

EXPLANATORY NOTE

On May 2, 2023, Evergreen Corporation, a Cayman Islands exempted company (the “Company”), filed its definitive proxy statement, dated May 2, 2023 (the “Proxy Statement”), for the Extraordinary General Meeting with the Securities and Exchange Commission (the “SEC”). On May 3, 2023, the Company filed an amended Proxy Statement and the related proxy card (the “Amended Proxy Statement”) with the SEC, which replaced the Proxy Statement in its entirety. On May 4, 2023, the Company filed with the SEC Supplement No.1, dated May 4, 2023, to the Amended Proxy Statement (“Supplement No. 1” and together with the Amended Proxy Statement, the “Definitive Proxy Statement”). The Company is filing these definitive additional proxy materials on May 4, 2023, to amend and supplement certain information in the Definitive Proxy Statement. No other information in the Definitive Proxy Statement has been revised, supplemented, updated or amended.

SUPPLEMENT NO. 2 DATED MAY 4, 2023

TO

DEFINITIVE PROXY STATEMENT FOR EXTRAORDINARY GENERAL MEETING OF

SHAREHOLDERS OF EVERGREEN CORPORATION

TO BE HELD ON MAY 9, 2023

EVERGREEN CORPORATION

15-04, The Pinnacle

Persiaran Lagoon, Bandar Sunway

Petaling Jaya, Selangor, Malaysia

The following supplemental disclosure amends the Definitive Proxy Statement to add a new section entitled “Risk Factors,” which shall read in its entirety as follows:

RISK FACTORS

If we were deemed to be an investment company for purposes of the Investment Company Act of 1940, as amended (the “Investment Company Act”), we may be forced to abandon our efforts to complete an initial business combination and instead be required to liquidate the Company. To avoid that result, we may determine, in our discretion, to liquidate the securities held in the trust account and instead hold all funds in the trust account in an interest bearing bank demand deposit account, which may earn less interest than we otherwise would have if the trust account had remained invested in U.S. government securities or money market funds.

There is currently uncertainty concerning the applicability of the Investment Company Act to a special purpose acquisition company (“SPAC”) and we may in the future be subject to a claim that we have been operating as an unregistered investment company. If we are deemed to be an investment company for purposes of the Investment Company Act, we might be forced to abandon our efforts to complete an initial business combination and instead be required to liquidate. If we are required to liquidate, our investors would not be able to realize the benefits of owning stock in a successor operating business, including the potential appreciation in the value of our stock and warrants following such a transaction, and our warrants would expire worthless.

The funds in the trust account have, since our initial public offering, been held only in U.S. government securities within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in money market funds investing solely in United States Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. However, to mitigate the risk of us being deemed to have been operating as an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act), we may, in our own discretion, instruct Continental Stock Transfer & Trust Company, the trustee with respect to the trust account, to liquidate the U.S. government securities or money market funds held in the trust account and thereafter, until the earlier of consummation of our initial business combination or liquidation, to hold all funds in the trust account in an interest bearing bank demand deposit account, which may earn less interest than we otherwise would have if the trust account had remained invested in U.S. government securities or money market funds. This may mean that the amount of funds available for redemption would not increase, or would only minimally increase, thereby reducing the dollar amount our public shareholders would receive upon any redemption or liquidation of the Company.

In addition, the longer that the funds in the trust account are held in short-term U.S. government securities or in money market funds invested exclusively in such securities, there is a greater risk that we may be considered an unregistered investment company, in which case we may be required to liquidate. Accordingly, we may determine, in our discretion, to liquidate the securities held in the trust account at any time and instead hold all funds in the trust account in an interest bearing bank demand deposit account, which may earn less interest than we otherwise would have if the trust account had remained invested in U.S. government securities or money market funds.